Exhibit No. EX-99.g.1.A

                                   FORM OF

                                  APPENDIX B

                              CUSTODY AGREEMENT

      The following open-end management investment companies ("Funds") are parties to the Custody Agreement dated October 30, 1995, as amended, between UMB Bank, n.a. and the Funds and agree to be bound by all terms and conditions in said agreement and any amendments thereto.

      UMB Scout Funds, on behalf of its series:
            UMB Scout Stock Fund
            UMB Scout Growth Fund
            UMB Scout Mid Cap Fund
            UMB Scout Small Cap Fund
            UMB Scout International Fund, formerly UMB Scout Worldwide Fund UMB Scout Bond Fund
            UMB Scout Money Market Fund - Federal Portfolio
            UMB Scout Money Market Fund - Prime Portfolio
            UMB Scout Tax-Free Money Market Fund


                                          UMB SCOUT FUNDS


                                          -------------------------------------
                                          By:
                                          Title:
                                          Date: October 28, 2006


                                          UMB BANK, N.A.


                                          -------------------------------------
                                          By:
                                          Title:
                                          Date: October 28, 2006